EXECUTION COPY

Shareholders Agreement

relating to Florsheim Australia Pty Ltd

Florsheim Australia Pty Ltd (**Company**)

Seraneuse Pty Ltd as trustee for the Byblos Trust (**Venner**)

Weyco Group, Inc. (**Weyco**)

MinterEllison

QB\7264392.2

LAWYERS

RIALTO TOWERS, 525 COLLINS STREET, MELBOURNE VIC 3000, DX 204 MELBOURNE
TEL: +61 3 8608 2000 FAX: +61 3 8608 1000
www.minterellison.com

EXECUTION COPY

Shareholders agreement relating to Florsheim Australia Pty Ltd

MinterEllison

QB\7264392.2

LAWYERS

RIALTO TOWERS, 525 COLLINS STREET, MELBOURNE VIC 3000, DX 204 MELBOURNE
TEL: +61 3 8608 2000 FAX: +61 3 8608 1000
www.minterellison.com

Details

Date

Parties

Name	**Florsheim Australia Pty Ltd ACN 134 045 435**
Short form name	**Company**
Notice details	Level 5, 574 St Kilda Road, Melbourne, Victoria 3004 Facsimile: 613 9525 1616 Attention: David Venner

Name	**Seraneuse Pty Ltd ACN 134 043 002 as trustee for the Byblos Trust**
Short form name	**Venner**
Notice details	Level 5, 574 St Kilda Road, Melbourne, Victoria 3004 Facsimile: 613 9525 1616 Attention: David Venner

Name	**Weyco Group, Inc.**
Short form name	**Weyco**
Notice details	P. O. Box 1188 Milwaukee, WI 53201 USA Facsimile: 414-908-1980 Attention: Mr. John Wittkowske, Senior Vice President

Background

A The Company was registered on 6 November 2008.

B The Shareholders agree that the Company will be managed and controlled in accordance with the terms of this agreement and that the transfer and issue of Shares will be conducted in accordance with the terms of this agreement.

Agreed terms

1. Defined terms & interpretation

1.1 Defined terms

In this agreement:

Accounting Standards means:

(a) accounting standards approved under the Corporations Act and its requirements about the preparation and contents of accounts;

(b) generally accepted accounting principles, policies, practices and procedures in Australia.

Affiliate means, in relation to a Shareholder:

(a) a related body corporate of the Shareholder;

(b) a company in which the Shareholder beneficially owns 50% or more of the issued shares;

(c) a trust of which the Shareholder is a beneficiary and from which the Shareholder (or entities related to or associated with the Shareholder) have received in excess of 50% of the distributions from that trust in the previous three years;

(d) a limited partnership whose general partner is a related body corporate of the Shareholder;

(e) a general partnership all of whose general partners are related bodies corporate of the Shareholder;

(f) if the Shareholder is a limited partnership, general partnership or a trust, a custodian of an asset or assets of the limited partnership, general partnership or trust; or

(g) if the Shareholder is an individual, a Family Trust of the Shareholder or the spouse, former spouse, mother, father, brother, sister or child over the age of 18 of the Shareholder.

Asset Sale Agreement means the agreement dated 22 December 2008 for the sale by Figgins Holdings Pty Ltd ACN 004 365 324 to the Company of the Australian assets of the 'Florsheim' and 'Stacy Adams' retail and wholesale sale of shoes businesses of Figgins Holdings Pty Ltd.

Board means the board of directors of the Company as constituted from time to time.

Board Meeting means a meeting of the Board (or any committee of the Board) convened and held in accordance with this agreement and the Company's constitution.

Business means the business of retail and wholesale sale of shoes (as described in the Initial Business Plan) to be carried on by the Company in Australia, New Zealand, Asia, Pacific Region and South Africa using:

(a) the assets to be acquired under the Asset Sale Agreement and Share Sale Agreement respectively; and

(b) the Trade Marks (to be licensed to the Company by Weyco),

and any other activity carried on by the Company.

Business Day means:

(a) for receiving a notice under clause 27, a day that is not a Saturday, Sunday, public holiday or bank holiday in the place where the notice is received; and

(b) for all other purposes, a day that is not a Saturday, Sunday, bank holiday or public holiday in Victoria, Australia.

Business Hours means from 9.00am to 5.00pm on a Business Day.

Business Plan means the program current from time to time for carrying on the Business during the current Financial Year comprising:

(a) a business plan including the proposed or projected:

(i) activities of the Business;

(ii) marketing plans;

(iii) sales targets;

(iv) profit and loss statement, profitability analysis, cashflow statements and balance sheet;

(v) capital expenditure;

(vi) financing plans (including proposed debt and equity funding);

(vii) staffing requirements; and

(viii) development plans,

during the period; and

(b) a budget estimating the income and expenses of the Business during the period.

Buyout Price means the dollar amount calculated in accordance with the following formula:

$$BP = \frac{4 \times AE \times A}{B}$$

where:

BP = the Buyout Price.

AE = the dollar amount calculated by adding the consolidated EBITDA of the Group in the last Financial Year and the consolidated EBITDA of the Group in the second last Financial Year and dividing the result by two.

A = the total number of Shares held by Venner.

B = the total number of Shares on issue.

Charge means the fixed and floating charge to be dated on or about the date of this agreement and to be entered into by the Company and Weyco Investments, Inc.

Competitor means a person that is engaged in a business or activity that is:

(i) the same or similar to the Business or any material part of the Business; and

(ii) in competition with the Business or any material part of the Business.

Completion means completion of the asset and share sale transactions contemplated by the Asset Sale Agreement and Share Sale Agreement.

Condition means each condition precedent in clause 2.1 of this agreement.

Confidential Information means any of the following that is not in the public domain:

(a) information relating to a Transaction Document or any transaction contemplated by a Transaction Document;

(b) all data bases, business plans, source codes, methodologies, manuals, artwork, advertising manuals, trade secrets and all financial, accounting, marketing and technical information, customer and supplier lists, know-how, technology, operating procedures and other information, used by or relating to the Group and its transactions and affairs;

(c) all notes and reports incorporating or derived from the material referred to in paragraphs (a) or (b); and

(d) all copies of the material referred to in paragraphs (a) to (c).

Corporations Act means the *Corporations Act 2001* (Cth).

Deed of Accession means a deed of accession in the form of Schedule 5.

Director means a director of the Company from time to time.

Directors Majority Decision means:

(a) a resolution passed by more than 50% of the Directors present at the relevant meeting of Directors who may vote on the resolution; or

(b) a written circular resolution signed by more than 50% of the Directors.

DV means David Mayne Venner of 22 Clayton Road, Balwyn, Victoria.

EBITDA means earnings before interest, taxes, depreciation and amortization based on the audited financial statements of the Company.

Employment Agreement means the agreement to be dated on or about the date of this agreement between the Company and DV under which the Company agrees to employ DV as its initial CEO.

Encumber means to mortgage, pledge, charge, assign as security or otherwise encumber.

Equity Securities means Ordinary Shares and any preference shares, options, convertible notes, warrants or other securities convertible into Shares.

Excluded Issue means an issue contemplated by clause 14.9.

Family Trust means, in relation to a person, a trust of which:

(a) the person is the sole trustee; or

(b) the beneficiaries are only one or more of the person and the spouse, former spouse, mother, father, brother, sister or child of that person and companies controlled by such person or persons.

Financial Year means a financial year of the Company which, at the date of this agreement, is the 12 months from 1 July to 30 June and will, as soon as reasonably practicable, be changed to the 12 months from 1 January to 31 December.

Group means the Company and its Subsidiaries from time to time.

Initial Business Plan means the Business Plan adopted on or before 28 February 2009.

Insolvency Event means, in relation to an entity:

(a) a receiver, receiver and manager, administrator, trustee or similar official is appointed over any of the assets or undertaking of the entity;

(b) the entity suspends payment of its debts generally;

(c) the entity is or becomes unable to pay its debts when they are due or is unable to pay its debts within the meaning of the Corporations Act;

(d) the entity enters into or resolves to enter into any arrangement, competition or compromise with, or assignment for the benefit of, its creditors or any class of them;

(e) an application or order is made for the winding up or dissolution of, or the appointment of a provisional liquidator, to the entity or a resolution is passed or steps are taken to pass a resolution for the winding up or dissolution of the entity otherwise than for the purpose of an amalgamation or reconstruction which has the prior consent of all Shareholders; or

(f) an administrator is appointed under the Corporations Act.

Loan Agreement means the loan agreement, the revolving credit note and the term note to be dated on or about the date of this agreement under which Weyco Investments, Inc agrees to provide acquisition and working capital funding (up to a maximum of US$6,941,200) to the Company.

Ordinary Shares means ordinary shares in the capital of the Company.

Permitted Transfer means a Transfer of Equity Securities permitted under clause 15.4.

President means the president of the Company from time to time, and initially is DV.

Put Right I means the right hereby granted to Venner by Weyco obligating Weyco to purchase Venner's Equity Securities, for any reason, on or after the 5 year anniversary of the date of this agreement, at the Buyout Price; provided, that, Venner delivers 30 days' prior written notice to Weyco of its intent to exercise said right in accordance with the terms hereof.

Put Right II means the right hereby granted to Venner by Weyco obligating Weyco to purchase Venner's Equity Securities at the Buyout Price in the event that DV's employment with the Company is either (i) terminated for reasons other than those set forth in Section 19.2 of the Employment Agreement or (ii) the Employment Agreement expires by its own terms and is not renewed in any fashion; provided, that, Venner delivers 30 days' prior written notice to Weyco of its intent to exercise said right in accordance with the terms hereof.

Reduced Buyout Price means the dollar amount calculated in accordance with the following formula:

$$BP = \frac{3 \times AE \times A}{B}$$

where:

BP = the Buyout Price.

AE = the dollar amount calculated by adding the consolidated EBITDA of the Group in the last Financial Year and the consolidated EBITDA of the Group in the second last Financial Year and dividing the result by two.

A = the total number of Shares held by Venner.

B = the total number of Shares on issue.

Reorganisation Event means:

(a) a bonus issue of Shares;

(b) a sub-division or consolidation of Shares; or

(c) any other reorganisation or reconstruction of the Share Capital where the Company does not pay or receive cash.

Share Capital means all of the Shares on issue.

Shareholder means a person that holds one or more Shares and is a party to this agreement.

Shareholders Majority Decision means a vote, resolution or consent passed or given in writing by Shareholders holding at least 50% of the Shares.

Shares means shares in the capital of the Company.

Share Sale Agreement means the agreement for the acquisition by the Company of all of the issued share capital of Florsheim Asia Pacific Limited and Florsheim South Africa Pty Ltd dated 22 December 2008 by and between the Company, J.D.F. Nominees Pty Ltd ACN 108 804 922 (as trustee for the JDF Property Trust), F.D.J. Holdings Pty Ltd ACN 113 689 624, Golden Sunshine Pty Ltd ACN 078 789 063 (as trustee for the David Venner Family Trust) and VMD Holdings Pty Ltd ACN 113 689 786.

Subscription Agreement means the agreement to be dated on or about the date of this agreement by and among the Company, Weyco, Venner and DV under which Venner and Weyco subscribe for Shares in the Company.

Subsidiary means any subsidiary of the Company from time to time.

Trade Marks means the trade marks - 'Florsheim', 'Stacy Adams' and 'Nunn Bush' – to be used by the Company in the Business.

Transaction Document means each of:

(a) this agreement;

(b) the Subscription Agreement;

(c) the Loan Agreement;

(d) the Charge;

(e) the Company's constitution; and

(f) any other document that the parties agree is a transaction document.

Transfer means to sell, assign, transfer, convey or otherwise dispose of a legal or beneficial interest.

Weyco License means, collectively, the intellectual property license agreements under which Weyco Group, Inc. grants to the Company and certain of its Subsidiaries an exclusive license to use the 'Florsheim', 'Stacy Adams' and 'Nunn Bush' trade marks, and to market and distribute the relevant products bearing the trade marks, in Australia, New Zealand, Pacific Region, Asia and South Africa.

1.2 Interpretation

In this agreement, except where the context otherwise requires:

(a) the singular includes the plural and vice versa, and a gender includes other genders;

(b) another grammatical form of a defined word or expression has a corresponding meaning;

(c) a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedule or annexure;

(d) a reference to a document or instrument includes the document or instrument as novated, altered, supplemented or replaced from time to time;

(e) a reference to **A$**, **$A**, **dollar** or **$** is to Australian currency;

(f) a reference to time is to Melbourne, Australia time;

(g) a reference to a party is to a party to this agreement, and a reference to a party to a document includes the party's executors, administrators, successors and permitted assigns and substitutes;

(h) a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;

(i) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(j) a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act;

(k) the meaning of general words is not limited by specific examples introduced by **including, for example** or similar expressions;

(l) any agreement, representation, warranty or indemnity by two or more parties (including where two or more persons are included in the same defined term) binds them jointly and severally;

(m) any agreement, representation, warranty or indemnity in favour of two or more parties (including where two or more persons are included in the same defined term) is for the benefit of them jointly and severally;

(n) a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this agreement or any part of it;

(o) if a day on or by which an obligation must be performed or an event must occur is not a Business Day, the obligation must be performed or the event must occur on or by the next Business Day;

(p) a reference to the Company includes any Subsidiary from time to time and the rights and obligations of the parties apply to any Subsidiary; and

(q) fractions of Equity Securities are rounded down to the nearest whole number when calculating the number of Equity Securities issued or transferred.

1.3 Headings

Headings are for ease of reference only and do not affect interpretation.

2. Conditions precedent

2.1 Agreement is conditional

This agreement (except clauses 2, 20, 23, 28 and 29) is not effective unless, and until such time as, the following conditions are satisfied or waived in full:

Condition		Party entitled to benefit
1.	The Loan Agreement and the Charge are entered into by the parties to these agreements	Venner & Company
2.	The Employment Agreement is executed by the Company and DV	Weyco & Venner
3.	The Subscription Agreement is executed by the parties to that agreement and the initial subscription under clause 3.1 of the Subscription Agreement has been completed	Weyco & Venner

2.2 Parties to use reasonable endeavours to satisfy Conditions

If the satisfaction of any Condition requires or would be helped by the conduct of a party, the party must use all reasonable endeavours within its own capacity to ensure that the Condition is satisfied as soon as reasonably practicable and in any event by no later than 29 January 2009.

2.3 Waiving Conditions

A Condition may only be waived in writing by a party entitled to the benefit of that Condition (as set out in the table in clause 2.1) and will be effective only to the extent specifically set out in that waiver.

2.4 Failure of Condition

If a party has complied with its obligations under clause 2.2, it may terminate this agreement by giving notice in writing to the other parties if:

(a) a Condition is or becomes incapable of being satisfied;

(b) each Condition is not satisfied, or waived by each party entitled to the benefit of that Condition, before 29 January 2009; or

(c) a Condition, having been satisfied, does not remain satisfied in all respects at all times before Completion.

2.5 Effect of termination

On termination of this agreement under clause 2.4:

(a) clauses 20, 23, 28 and 29 continue to apply;

(b) accrued rights and remedies of a party are not affected; and

(c) subject to clauses 2.5(a) and (b), the parties are released from further performing their obligations under this agreement.

3. Company's objectives & structure

3.1 Objectives

The objectives of the Company are to:

(a) fulfill the obligations of the Company under the Asset Sale Agreement and Share Sale Agreement (and thereby complete the acquisition of the Business);

(b) carry on the Business;

(c) develop and expand the Business in accordance with the Business Plan; and

(d) maximise the value of the Company for the benefit of all Shareholders.

4. Shareholders' relationship

4.1 Shareholder not liable for another party

Each Shareholder is responsible for its obligations under this agreement and is not liable for any obligation of another party.

4.2 Relationship between Shareholders

Except where this agreement expressly states otherwise, this agreement does not create any relationship between the Shareholders under which a Shareholder:

(a) is liable generally for the acts or omissions of another Shareholder; or

(b) may share profits.

4.3 Authority of Shareholders

A Shareholder:

(a) may not hold itself out as a partner of, or principal or agent or trustee of, another Shareholder; and

(b) except where this agreement expressly states otherwise, does not have authority to act for, or to create or assume any responsibility or obligation on behalf of, another Shareholder.

4.4 Shareholders must act in good faith

Each Shareholder must act in good faith when dealing with another party and otherwise act reasonably in all matters relating to the Company and any Transaction Document.

5. Shareholder obligations

Each Shareholder must:

(a) comply with this agreement and each of the Transaction Documents;

(b) use all reasonable endeavours to promote the Business and the profitability of the Company;

(c) exercise its voting rights and other rights as a Shareholder (as far as it can by exercising those rights) to give full effect to this agreement (including the objectives in clause 3) and the rights and obligations of the parties under this agreement and each of the Transaction Documents; and

(d) ensure any Director appointed by it from time to time (subject to the Director's fiduciary duties to the Company) exercises their voting rights and other powers (as far as they can by exercising those rights and powers) to give full effect to this agreement (including the objectives in clause 3) and the rights and obligations of the parties under this agreement.

6. Board composition and proceedings

Each Shareholder must exercise its rights as a Shareholder to ensure the Board is composed, and its meetings are conducted, in accordance with Schedule 1.

7. Management of the Company

Subject to clause 8, each Shareholder must exercise its rights as a Shareholder to ensure:

(a) management of the Company is vested in the Board;

(b) the President has the power and authority to manage the Company in accordance with:

  (i) any agreement between the President and the Company in relation to his or her service with the Company; and

  (ii) the Business Plan and this agreement; and

(c) the President is responsible for:

  (i) the day-to-day management of all activities of the Company in the conduct of the Business in compliance with the Business Plan;

  (ii) the general administration of the Company;

  (iii) the implementation of, and compliance with, the Business Plan; and

  (iv) giving the Board full information about the activities of the Company,

  subject to lawful directions and delegations from, and supervision by, the Board in accordance with this agreement.

(d) The Shareholders agree that the initial President will be DV, who will be appointed on terms and conditions set out in the Employment Agreement.

(e) Any decision to appoint or remove a President may only be made by the Board by Directors Majority Decision.

8. Majority decisions

8.1 Directors Majority Decisions

The Company may only do, or commit to do, the things listed in Schedule 2 with Directors Majority Decision.

8.2 Shareholders Majority Decisions

The Company may only do, or commit to do, the things listed in Schedule 3 with Shareholders Majority Decision.

8.3 Other consents required

Clauses 8.1 and 8.2 are without prejudice to any other consent or approval required under the Corporations Act or the Company's constitution for any matter requiring Directors Majority Decision or Shareholders Majority Decision.

9. Business Plan

9.1 Current Business Plan

Each Shareholder must exercise its rights as a Shareholder to ensure the Company carries on the Business in accordance with the Business Plan.

9.2 New Business Plans

Each Shareholder must exercise its rights as a Shareholder to ensure:

(a) at least two months before the beginning of each Financial Year, the President submits to the Board a draft Business Plan for the next Financial Year; and

(b) the Board considers the draft Business Plan and approves a Business Plan before the start of the next Financial Year.

9.3 Previous Business Plans

Each Shareholder must exercise its rights as a Shareholder to ensure:

(a) if the Business Plan is changed, the unchanged Business Plan does not have effect; and

(b) if a new Business Plan is adopted, the old Business Plan does not have effect.

10. Financial and other reporting

10.1 Reports and information

The Company must give:

(a) each Director and Shareholder the financial reports and information listed in Schedule 4 at the times specified in Schedule 4; and

(b) each Shareholder any other reports or information required by the Shareholder in a form reasonably satisfactory to the Shareholder.

10.2 Costs

Each Shareholder must pay any costs of the Company in giving any reports or information requested by the Shareholder, except if all Shareholders agree that the Company will pay the costs.

10.3 Confidentiality

Any reports or information given by the Company under clause 10.1 are given subject to clause 23.

11. Accounts and records

11.1 Keeping records and accounts

The Company must ensure that its records and accounting books are:

(a) kept in accordance with the Corporations Act;

(b) audited yearly by the Company's auditors; and

(c) reflect the Accounting Standards consistently applied.

11.2 Access

Subject to clause 23, each Shareholder and any accountant, agent, adviser, consultant or employee of each Shareholder has access during Business Hours to the books, accounts and financial records of the Company and the facilities of the Company to audit or value the Company or for any other reasonable purpose. The Shareholder must pay all costs incurred by the Company and by it in connection with any such audit or valuation of the Company.

11.3 Notice requesting access

Any person seeking access under clause 11.2 must give the Company notice requesting access at least three Business Days before the date on which access is sought.

11.4 Copying of books and records

Any person referred to in clause 11.2 may copy anything it has access to, using the Company's facilities.

11.5 Confidentiality

A Shareholder may only disclose information to which it has access, or any copy of that information, in accordance with clause 23.

12. Disclosure of information by Directors

Subject to clause 23, each Director may disclose any information (including confidential information) about the affairs, finances and accounts of the Group that comes into the Director's possession from time to time to the Shareholder that appointed the Director.

13. Dividend policy

13.1 Initial distribution policy

The Shareholders agree that, until such time as all monies owing to Weyco Investments, Inc. under the Loan Agreement have been repaid or it is determined by unanimous decision of the Board to the contrary, all profits of the Company not required by the Company for working capital, investment in the Business or payment of expenses of the Company in any year, will be used to repay monies owed under the Loan Agreement.

13.2 Subsequent distribution of profits

Subject to clause 13.1, it is agreed by the Shareholders that, the timing and amounts of subsequent distributions of profits shall be determined by the Board from time to time in its discretion (by Directors Majority Decision).

13.3 Change in distribution policy

The distribution policy of the Company as set out in clause 13.1 may only be changed by the Board by Directors Majority Decision.

13.4 Dividends

If the Board decides to distribute the profits (or part thereof) of the Company in any given year, each Shareholder will be entitled to receive a dividend in respect of each Share they hold.

14. Issue of Equity Securities

14.1 No obligation to subscribe for Equity Securities

A Shareholder does not have to subscribe for Equity Securities under this clause 14.

14.2 Procedure for issue of Equity Securities

If the Board resolves to issue any Equity Securities, the Equity Securities must be offered to existing Shareholders in accordance with this clause 14, except if the issue is an Excluded Issue (refer to clause 14.10).

14.3 Pro rata Offers

The Board must offer each Shareholder (regardless of the class of Shares held by that Shareholder) the number of Equity Securities calculated in accordance with the following formula (**Offer**):

$$N = \frac{A \times B}{C}$$

where:

N = the number of Equity Securities to be offered for subscription to the Shareholder.

A = the total number of Equity Securities proposed to be issued.

B = the number of Shares held by the Shareholder on the date of the Offer.

C = the total number of Shares on issue on the date of the Offer.

14.4 Fractional entitlements

If a fraction results from the application of the formula in clause 14.3, the fraction will be rounded down.

14.5 Subscription Notice

The Board must make the Offer to each Shareholder by giving notice in writing stating:

(a) the total number of Equity Securities available for subscription;

(b) the number of Equity Securities being offered to each Shareholder;

(c) the type of Equity Securities being offered;

(d) the terms of issue of the Equity Securities; and

(e) the issue date for the Equity Securities.

14.6 Response to Offer

Within 15 Business Days after receiving the Offer, each Shareholder must give notice to the Board stating:

(a) whether it accepts all or a specified number of Equity Securities contained in its Offer or rejects in full its Offer; and

(b) if it wants to subscribe for a greater number of Equity Securities than the number in its Offer, that it offers to subscribe for a specified number of those Equity Securities not subscribed for by other Shareholders under their Offers.

14.7 Failure to respond

If a Shareholder does not give notice to the Board within the period specified in clause 14.6 of its acceptance or rejection of its Offer, the Shareholder is taken to have rejected its Offer.

14.8 Completion of Issue of Equity Securities

If a Shareholder accepts all or a specified number of Equity Securities contained in its Offer, the Shareholder must subscribe for that number of Equity Securities contained in its notice of acceptance of its Offer on the terms specified in the subscription notice.

14.9 Issue to Shareholder who has offered to subscribe for more Equity Securities

If any Equity Securities are not taken up under the Offers, the Board may issue, grant options over, or otherwise dispose of those Equity Securities to any Shareholders that have offered to subscribe for more Equity Securities under clause 14.6(b) (and, if there is competition between them, on a pro rata basis to their acceptances under clause 14.6(b)).

14.10 Excluded Issue

This clause 14 (except this clause 14.10) does not apply to:

(a) an issue of Equity Securities to which all the Shareholders consent;

(b) an issue of Shares on conversion of convertible Equity Securities;

(c) an issue of Shares under a Reorganisation Event; or

(d) an issue of Shares to Weyco or Venner in accordance with the terms of the Subscription Agreement.

15. Sale or transfer of Equity Securities

15.1 Restriction

A Shareholder may not Transfer any of its Equity Securities other than if:

(a) the Transfer is a permitted Transfer under clause 15.7;

(b) the Transfer is undertaken in accordance with clause 15.2;

(c) the Transfer is undertaken in accordance with clauses 15.3 to 15.5;

(d) the Transfer is undertaken otherwise in compliance with this clause 15; or

(e) the Transfer is undertaken with the prior written consent of the other Shareholder.

15.2 Mandatory buyout provisions; Weyco Call Right

(a) Weyco must purchase and Venner must sell all Equity Securities of Venner at the Buyout Price in the event of the following:

(i) within twenty-five (25) Business Days of DV's death;

(ii) immediately upon the exercise of Put Right I;

(iii) immediately upon the exercise of Put Right II; and

(iv) immediately if DV's employment under the Employment Agreement is terminated by the Company under clause 19.2 of the Employment Agreement; provided, however that in the event of a mandatory buyout under this section 15.2(a)(iv), Weyco shall be obligated to only pay the Reduced Buyout Price if the termination is pursuant to 19.2(a), 19.2(b) or 19.2(c).

(b) The undersigned parties hereby agree that in the event that DV's employment with the Company is terminated for reasons other than those set forth in section 19.2 of the Employment Agreement and Venner remains a Shareholder because it has not exercised Put Right I or Put Right II, though it has a right to do so in accordance with the terms hereof, then, upon twenty-five (25) Business Days' notice to Venner, Weyco has the right, no sooner than five (5) years from the date hereof, to call Venner's Equity Interest for purchase, and Venner shall sell its Equity Interest to Weyco, at the Buyout Price.

(c) For the avoidance of doubt, this section 15.2 shall be fully enforceable with respect to any permitted transferee of Venner's Equity Securities under this section 15.

15.3 Offer for Shares owned by Weyco

If Weyco at any time receives an offer from a bona fide buyer (**Offeror**) for all Shares owned by Weyco and it wishes to accept the offer, it must give Venner notice of the offer (**Offer Notice**) within 15 Business Days after receipt of the offer, which notice provides the following information:

(a) the name of the Offeror;

(b) the proposed purchase price per Share;

(c) whether Weyco requires Venner to sell all its Shares to the Offeror on the terms contained in the Offer Notice, which terms shall set forth a sale price for the Shares equal to or exceeding the Buyout Price, at the same time as Weyco sells all of its Shares to the Offeror; and

(d) any other material terms of the offer.

15.4 Sale of Shares owned by Weyco

(a) Within 10 Business Days of giving an Offer Notice to Venner, Weyco may sell all of its Shares to the Offeror on the terms contained in the Offer Notice.

(b) The parties acknowledge and agree that clause 40 of the Constitution does not apply.

15.5 Sale of Shares owned by Venner

If Weyco has in the Offer Notice indicated that it requires Venner to sell all its Shares to the Offeror on the terms contained in the Offer Notice, Venner must sell all its Shares to the Offeror on the terms contained in the Offer Notice at the same time as Weyco sells all of its Shares to the Offeror.

15.6 Completion of sale

At completion of the sale of any Equity Securities under this clause 15:

(a) each buyer of Equity Securities must pay each seller of Equity Securities for the Equity Securities it has agreed to buy; and

(b) each seller of Equity Securities must Transfer title to the Equity Securities it has agreed to sell to the buyer free from all Encumbrances.

15.7 Permitted Transfers

Clause 15 (except clauses 15.7 and 15.8) does not apply to:

(a) a Transfer of Equity Securities by a Shareholder to an Affiliate of the Shareholder; or

(b) a Transfer of Equity Securities from an Affiliate of a Shareholder to another Affiliate of the Shareholder.

15.8 Affiliate no longer an Affiliate

If the Equity Securities of a Shareholder are at any time held by an Affiliate of the Shareholder and:

(a) as a result of any event, the Affiliate is or will be no longer an Affiliate of the Shareholder;

(b) the Affiliate is a Defaulting Party under clause 19.3; or

(c) the Affiliate becomes a Competitor,

the Affiliate and the Shareholder must immediately take all action necessary to Transfer all Equity Securities held by the Affiliate to the Shareholder or another Affiliate of the Shareholder in accordance with this agreement. The rights attaching to each Equity Security held by the Affiliate are suspended until the Equity Security has been transferred under this clause.

15.9 Offers to buy Shares by Shareholders

For the purpose of clarity:

(a) nothing in this agreement prevents or restricts a Shareholder offering at any time to buy the Shares of the other Shareholder; and

(b) if such an offer is made, the other Shareholder has no obligation to accept such an offer and will not incur any liability to the offering Shareholder by reason only of its refusal of the offer.

16. Encumbering Equity Securities

A Shareholder must not Encumber any of its Equity Securities unless all the other Shareholders consent.

17. Deed of Accession

17.1 If Equity Securities are issued

The Board must not issue Equity Securities to a person that is not a party to this agreement until the proposed issuee has executed, and delivered to the Company, a Deed of Accession.

17.2 If Equity Securities are transferred

A Transfer of Equity Securities to a person that is not a party to this agreement is void and of no effect unless and until the proposed transferee has executed, and delivered to the Company, a Deed of Accession.

18. Default

18.1 Defined terms

In clause 19.2(e):

Change of Control means, in relation to a Shareholder, that the person who Controls the Shareholder when that person first becomes a Shareholder stops having Control.

Control means:

(a) in relation to a company by a person:

(i) the person determines the composition of the board of directors of the company;

(ii) the board of directors of the company is accustomed to act in accordance with the instructions, directions or wishes of the person; or

(iii) the person holds or owns (alone or with its associates or related bodies corporate):

(A) the majority of the issued shares of the company;

(B) the majority of the issued shares of the ultimate holding company of the company; or

(C) the majority of any securities or other rights granted by the company entitling holders to distributions based on the profits, earnings or net liquidation proceeds of the company; and

(b) in relation to a trust by a person:

(i) the person is the sole trustee of the trust;

(ii) the composition of the board of directors of any trustee company of the trust is determined by the person;

(iii) the board of directors of any trustee company of the trust is accustomed to act in accordance with the instructions, directions or wishes of the person; or

(iv) the person holds or owns (alone or with its associates or related bodies corporate):

(A) the majority of the issued shares of any trustee company of the trust;

(B) the majority of the issued shares of the ultimate holding company of any trustee company of the trust; or

(C) the majority of the units, securities or other rights granted by the trust entitling holders to distributions from the trust.

18.2 Events of default

An event of default occurs in relation to a Shareholder if:

(a) the Shareholder breaches a term of this agreement and:

(i) does not remedy that breach within 30 days after receiving notice from another party requesting the breach be remedied; or

(ii) the breach is incapable of being remedied;

(b) an Insolvency Event occurs in relation to the Shareholder; or

(c) if the Shareholder is Venner, a Change of Control occurs in relation to the Shareholder without Weyco first consenting to the change.

18.3 Consequence of default of Venner

If an event of default occurs in relation to Venner, at the election of Weyco (which election must be exercised by giving notice to Venner):

(a) the rights attaching to Venner's Equity Securities are suspended until:

(i) the default is remedied (and, if the default is not capable of remedy, are suspended indefinitely); or

(ii) Venner's Equity Securities are transferred to Weyco in accordance with this agreement; and

(b) Venner must sell all its Equity Securities to Weyco for the Buyout Price within 10 Business Days of receiving a default notice under this clause 18.3 from Weyco.

19. Resolution of disputes

19.1 No proceedings

A party must not start court proceedings (except proceedings seeking interlocutory relief) in respect of a dispute arising out of this agreement (**Dispute**) unless it has complied with this clause 20.

19.2 Notice of Dispute

A party claiming that a Dispute has arisen must give each party to the Dispute notice setting out details of the Dispute.

19.3 Best efforts to resolve Dispute

Each party to the Dispute (**Disputant**) must use its best efforts to resolve the Dispute within 10 Business Day after the notice is given under clause 20.2 (or any longer period agreed by the Disputants) (**Resolution Period**).

19.4 Referral to mediation

If the Disputants cannot resolve the Dispute within the Resolution Period, if one of them requests it, the Dispute must be referred to a mediator and each Disputant who must use its best efforts (in conjunction with the appointed mediator) to resolve the Dispute within 20 Business Days after referral of the Dispute to the mediator (**Second Period**).

19.5 Appointment of mediator

If the Disputants cannot agree on a mediator within seven days after a request under clause 20.4, the chairman of LEADR or the chairman's nominee will appoint a mediator.

19.6 Role of appointed person

The role of a mediator is to assist in negotiating a resolution of the Dispute. A mediator may not make a binding decision on a Disputant except if the Disputant agrees in writing.

19.7 Termination of process

After the Resolution Period and, if applicable, the Second Period, a Disputant may terminate the dispute resolution process by giving notice to each other Disputant after it has complied with clauses 20.1 to 20.3. Clauses 20.8 and 20.9 survive termination of the dispute resolution process.

19.8 Costs

Each Disputant must pay its own costs of resolving the Dispute under this clause 20 and, if the Disputants do not otherwise agree in writing , the Parties must bear equally the costs of any mediator appointed under this clause 20.

19.9 Breach of this clause

If, in relation to a Dispute, a Disputant breaches any provision of clause 20.1 to clause 20.3 (inclusive), each other Disputant need not comply with clause 20.1 to clause 20.3 (inclusive) in relation to that Dispute.

20. Warranties regarding capacity and status

20.1 General

Each party represents and warrants that each of the following statements is true and accurate at the date of this agreement:

(a) if it is a corporate entity, it is validly existing under the laws of its place of incorporation;

(b) it has the power to enter into and perform its obligations under this agreement and to carry out the transactions contemplated by this agreement;

(c) it has taken all necessary action to authorise its entry into and performance of this agreement and to carry out the transactions contemplated by this agreement; and

(d) its obligations under this agreement are valid and binding and enforceable against it in accordance with their terms.

20.2 Trustee warranties

Each Trustee represents to each other party that each of the following statements is true and accurate as at the date of this agreement and at the Completion Date with respect to its Trust:

(a) it has full power and authority under the trust deed of the Trust (**Trust Deed**) to enter into and perform its obligations under this agreement and is entering into this agreement as part of the proper administration of the Trust;

(b) it has been validly appointed as the trustee of the Trust;

(c) it is the sole trustee of the Trust;

(d) there is no action which has been taken to:

(i) remove or replace it as the trustee of the Trust;

(ii) terminate or vest the Trust;

(e) it has not taken any action to release, abandon or restrict any power conferred on it by the Trust Deed; and

(f) it is not in breach of or default under, the Trust Deed and the execution, delivery and performance of, and assumption of liability under, this agreement will not cause the Trustee to be in breach of or default under, the Trust Deed.

21. Trustees

21.1 Application

This clause applies if a party (**Trustee**) is the trustee of a trust (**Trust**) and the Trust has been disclosed for this purpose to the parties.

21.2 Limited capacity

The Trustee enters into this agreement only in its capacity as responsible entity or trustee (as applicable) of the Trust and in no other capacity. A liability arising under or in connection with this agreement is limited to, and can be enforced against the Trustee only to the extent to which it can be satisfied out of the assets of the Trust out of which the Trustee is actually indemnified for the liability. This limitation of the Trustee's liability applies despite any other provision of this agreement and extends to all liabilities and obligations of the relevant party in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this agreement.

21.3 Limited rights to sue

No party may sue the Trustee in a capacity other than as responsible entity or trustee (as applicable) of the Trust, including to seek the appointment of a receiver (except in relation to property of the Trust), a liquidator, an administrator, or similar person to the Trustee or prove in any liquidation, administration or arrangement of or affecting the Trustee (except in relation to property of the Trust).

21.4 Exceptions

Clause 22 does not apply to any obligation or liability of the Trustee to the extent that it is not satisfied because under the deed governing the Trust or by operation of law there is a reduction in the extent of the Trustee's indemnification out of the assets of the Trust, as a result of the Trustee's fraud, negligence or breach of trust.

21.5 Limitation on authority

No attorney, agent, receiver or receiver and manager appointed in accordance with this agreement has authority to act on behalf of the Trustee in a way which exposes the Trustee to personal

liability, and no act or omission of any such person is considered fraud, negligence or breach of trust of the relevant party for the purpose of clause 22.4.

22. Confidentiality and announcements

22.1 Confidentiality obligations

Each party must:

(a) use the Confidential Information only for the purposes of the Business or to make decisions regarding its investment in the Company; and

(b) keep the Confidential Information confidential and not disclose it or allow it to be disclosed to a third party except:

(i) with the prior written approval of each other party; or

(ii) to any officer, employee, consultant, adviser or related body corporate of a party to the extent to which they have a need to know and who are aware that the Confidential Information must be kept confidential,

(c) take or cause to be taken reasonable precautions necessary to maintain the confidentiality of the Confidential Information.

22.2 Announcements

Subject to clause 23.3, a party must not make or authorise a press release or public announcement relating to the negotiations of the parties or the subject matter or provisions of this agreement unless:

(a) it has obtained the prior written consent of all other parties; or

(b) it is required to be made by law or a regulatory authority or stock exchange and before it is made that party has notified the other parties and given the other parties a reasonable opportunity to comment on the contents of, and the requirement for it.

22.3 Exceptions

The obligations of confidentiality under this agreement do not extend to information that (whether before or after this agreement is executed):

(a) is disclosed to a party to this agreement, but at the time of disclosure is rightfully known to or in the possession or control of the party and not subject to an obligation of confidentiality on the party;

(b) is public knowledge (but not because of a breach of this agreement or any other obligation of confidence);

(c) must be disclosed by law or order of any court, tribunal, authority or regulatory body or in connection with the enforcement of this agreement or by the rules of a stock exchange; or

(d) subject to clause 23.4, a Shareholder discloses to an adviser of the Shareholder on a confidential basis.

22.4 Commercially sensitive information

Despite any other term of this agreement, a permitted disclosure under clause 23.3(d) must not include technical information in relation to the Company's operations that the Company has informed a party is commercially sensitive.

23. Termination

23.1 Termination for all parties

Subject to clause 24.3, this agreement terminates automatically if:

(a) only one person holds all of the Shares;

(b) all the parties agree;

(c) the Company is wound up by court order;

(d) an agreement for the sale of the Share Capital is completed; or

(e) following the sale of all (or substantially all) of the assets of the Company, including the shares in Subsidiaries of the Company and following the passing of a resolution of the Shareholders to approve the distribution and payment to Shareholders of the proceeds of sale that are available for distribution or payment to Shareholders, whether in a winding up, by return of capital, share buy-back or otherwise, a final determination is made of the amount that will be paid to Shareholders.

23.2 Termination for a Shareholder

Subject to clause 24.3, this agreement terminates automatically for a Shareholder, if and when it stops holding, directly or indirectly, Shares. At that time the Shareholder has no further rights or obligations under this agreement (except under clause 23).

23.3 Accrued rights

Termination of this agreement is without prejudice to any accrued rights of the parties.

24. Inconsistency

24.1 Order of priority

If there is any inconsistency between the documents forming part of or contemplated by the entire agreement between the parties as set out in clause 28.9, then the following order of priority applies to determine which provisions prevail to the extent of the inconsistency:

(a) this agreement;

(b) the Constitution; and

(c) the Transaction Documents.

24.2 Amendment to Constitution and Transaction Documents

As soon as practicable after all Shareholders have become aware of any inconsistency between this agreement and the Constitution, the Shareholders will take all steps reasonably necessary to amend the Constitution to remove the inconsistency and to ensure the provisions of this agreement prevail.

25. GST

25.1 Interpretation

In this clause 26, a word or expression defined in the *A New Tax System (Goods and Services Tax) Act 1999* (Cth) has the meaning given to it in that Act.

25.2 GST gross up

If a party makes a supply under or in connection with this agreement in respect of which GST is payable, the consideration for the supply but for the application of this clause (**GST exclusive**

consideration) is increased by an amount equal to the GST exclusive consideration multiplied by the rate of GST prevailing at the time the supply is made.

25.3 Reimbursements

If a party must reimburse or indemnify another party for a loss, cost or expense, the amount to be reimbursed or indemnified is first reduced by any input tax credit the other party is entitled to for the loss, cost or expense, and then increased in accordance with clause 26.2.

25.4 Tax invoice

A party does not have to make a payment for a taxable supply made under or in connection with this agreement until it receives a tax invoice for the supply to which the payment relates.

26. Restraint

26.1 Restraint

During the Restraint Period, Venner and any of its Affiliates must not, and Venner must ensure that DV does not, directly or indirectly, without the prior written consent of the Company:

(a) Engage in a business that competes with or is similar to the Business in the Restraint Area;

(b) solicit, canvass, induce or encourage any person who is an employee of the Company or any of its Subsidiaries to leave his or her employment or cease doing work for the Company or any of its Subsidiaries;

(c) solicit, canvass, approach or accept any approach from any person or entity who is (or was during the 12 months immediately preceding the day that the Shareholder ceases to hold any shares in the Company a client, customer or supplier of the Company or any of its Subsidiaries, with a view to establishing a relationship with or obtaining the custom of that person or entity in the capacity which is the same or substantially similar to the relationship that person or entity has with the Company or any of its Subsidiaries;

(d) accept from a client or customer of the Company or any of its Subsidiaries any business of the kind ordinarily forming part of the Business; or

(e) accept from a supplier any business of the kind ordinarily forming part of the Business.

26.2 Construction

Each restraint in this clause 26 (resulting from any combination of the wording in clause 26.1 and the relevant definitions) constitutes a separate restraint that is severable from the other restraints. If any part of the restraint is judged to be void, voidable, unenforceable or illegal by a court or tribunal because it goes beyond what is reasonable to protect the Company or any of its subsidiaries or the Business or for any other reason, then that part will be severed and the other restraints remain in force.

26.3 Definition

For purposes of this clause 26:

Restraint Area means:

(a) the Territories;

(b) Australia;

(c) each and every State and territory of Australia in which the Company maintains its Business;

(d) each and every combination of the capital cities of the States and territories described in clause (c);

(e) Victoria; and

(f) Melbourne.

Restraint Period means the period during which Venner or any of its Affiliates holds any Shares plus 12 months after Venner or any of its Affiliates ceases to hold any Shares.

Territories means each and every of the following countries:

(a) Australia;

(b) New Zealand;

(c) South Africa; and

(d) Brunei, China (Peoples Republic), Hong Kong, Indonesia, Macao, Malaysia, the Philippines, Singapore, South Korea, Taiwan, Thailand, and Vietnam.

27. Notices

27.1 Service of notices

A notice, demand, consent or communication under this agreement (**Notice**) must be:

(a) in writing and in English directed to the recipient's address for Notices specified in the Details, as varied by any notice; and

(b) hand delivered or sent by pre-paid post or facsimile to that address.

27.2 Effective on receipt

A Notice given in accordance with clause 28.1 takes effect when received (or at a later time specified in it), and is taken to be received:

(a) if hand delivered, on delivery;

(b) if sent by prepaid post, two Business Days after the date of posting (or seven Business Days after the date of posting if posted to or from outside Australia);

(c) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the notice in entirety unless, within eight Business Hours after the transmission, the recipient informs the sender that it has not received the entire Notice,

but if the delivery, receipt or transmission is not on a Business Day or after outside Business Hours, the Notice is taken to be received at the commencement of Business Hours after that delivery, receipt or transmission.

28. Miscellaneous

28.1 Alterations

This agreement may only be altered in writing signed by each party.

28.2 Approvals and consents

Except where this agreement expressly states otherwise, a party may, in its discretion, give conditionally or unconditionally or withhold any approval or consent under this agreement.

28.3 Assignment

A party may only assign this agreement or a right under this agreement with the prior written consent of each other party.

28.4 Costs

Each party must pay its own costs of negotiating, preparing and executing a Transaction Document and any instrument or document executed to give effect to a Transaction Document unless expressly referred to otherwise in the Transaction Document.

28.5 Stamp Duty

Any stamp duty, duty or other tax of a similar nature (including fines, penalties and interest) in connection with this agreement and on any transaction contemplated by this agreement, must be paid by the Company.

28.6 Survival

Any indemnity or obligation of confidence under this agreement is independent and survives termination of this agreement. Any other term by its nature intended to survive termination of this agreement survives termination of this agreement.

28.7 Counterparts

This agreement may be executed in counterparts. All executed counterparts constitute one document.

28.8 No merger

The rights and obligations of the parties under this agreement do not merge on completion of any transaction contemplated by this agreement.

28.9 Entire agreement

This agreement together with the Transaction Documents constitute the entire agreement between the parties in connection with their subject matter and supersede all previous agreements or understandings between the parties in connection with their subject matter.

28.10 Further action

Each Party must do, at its own expense, everything reasonably necessary (including executing documents) to give full effect to this agreement and transactions contemplated by it.

28.11 Severability

Part or all of a provision of this agreement that is illegal or unenforceable may be severed from this agreement and the remaining parts of the provision or provisions of this agreement continue in force.

28.12 Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be in writing and signed by the party giving the waiver.

28.13 Relationship

Unless expressly stated, this agreement does not create a relationship of employment, trust, agency or partnership between the parties.

28.14 Governing law and jurisdiction

This agreement is governed by the law of Victoria, Australia and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria, Australia.

Schedule 1 - Board (clause 6)

1. Board composition

(a) The Board must consist of 3 Directors.

(b) Weyco may appoint 2 Directors and replace those Directors from time to time.

(c) Venner may appoint 1 Director and replace that Director from time to time.

(d) Each Shareholder must give the Company notice of appointment or removal of a Director. Any appointment or removal takes effect when the notice is given to the Company.

(e) A Director may appoint an alternate Director to act as a Director in his or her absence.

2. Voting

At a Board Meeting:

(a) each Director has one vote;

(b) all decisions are decided by simple majority vote except those requiring a Directors Majority Decision; and

(c) the chairperson does not have a casting vote in addition to any deliberative vote he or she may have.

3. Quorum

(a) The quorum for a Board Meeting is 2 Directors, which quorum must include one Director appointed by each Shareholder.

(b) If a quorum of Directors is not present within 30 minutes after the time appointed for the Board Meeting, the meeting is adjourned to the same time and place 2 Business Days later. At the reconvened meeting, a quorum is any 2 Directors.

(c) Directors do not have to be physically present in the same place and may attend Board Meetings using any technology that allows each Director to hear proceedings and be heard by the other Directors.

4. Frequency of Board Meetings

A Board Meeting must be held at least once every 3 months, except if the Shareholders agree otherwise.

5. Time and location of Meetings

As far as practicable each Board Meeting must be held:

(a) on the same day and week of each month; and

(b) at the same location.

6. Notice

Notice of each Board Meeting must be given to all Directors not less than 10 Business Days before the scheduled time of the Board Meeting, except if all Directors agree otherwise.

7. Board papers

Each notice of a Board Meeting must include:

(a) an agenda for the meeting:

(b) a report from the President on the trading in the period since the previous Board Meeting, including:

   (i) comments on revenues, margins, overheads, profits, cash flow, prospects and any major commercial issues affecting the current and future trading position of the Company and proposed actions to correct any adverse variances; and

   (ii) a profit and loss statement for the month and year to date relative to budget, consolidated finance report, consolidated balance sheet, major variations to budget, cash flow and forecasts; and

(c) copies of all papers to be considered at the meeting.

8. Resolutions at a Board Meeting

The Board may only resolve matters specifically referred to in the agenda for the meeting at a Board Meeting, except if all Directors (whether present or not at the meeting) agree otherwise.

9. Written resolutions

The Board may make a decision without convening a meeting or voting by all Directors sign a document or documents recording the decision.

10. Directors remuneration / expenses

The Directors will not receive any remuneration or fees for the performance of their duties as directors of the Company.

The Company will reimburse the Directors for all reasonable expenses associated with or incidental to the discharge of their obligations as Directors or otherwise in connection with any business of the Company (including traveling, hotel and other expenses) in accordance with the agreed policies of the Company (as existing from time to time).

Schedule 2 – Directors' Majority Decisions (clause 8.1)

(a) **(President and senior management)** Appoint or remove the President or chief financial officer or materially change their role or responsibilities.

(b) **(Remuneration of President and senior management)** Change the remuneration of the President or chief financial officer, except where such change is contemplated by or is otherwise in accordance with the Business Plan.

(c) **(Acquisitions and Disposals)** Acquire or dispose of any company, securities in other entities or any business, except in accordance with the Business Plan.

(d) **(Equity Securities)** Issue or allot, or grant any right to issue or allot, any Equity Securities.

(e) **(Borrowing)** Borrow or accept financial accommodation of in excess of $100,000, except under the Loan Agreement or in accordance with the Business Plan.

(f) **(Encumbrances)** Mortgage, charge, pledge or encumber an asset or undertaking of a value in excess of $100,000, except as contemplated under the Loan Agreement or in accordance with the Business Plan.

(g) **(Guarantee)** Give or enter into a guarantee, letter of comfort or performance bond of a value in excess of $100,000, except in accordance with the Business Plan.

(h) **(Business Plan and budgets)** Adopt a new Business Plan or vary an existing Business Plan or any other operating, capital or cash budget or financial plan if the effect of the variation will or is likely to have an effect of in excess of $100,000 on the operating profits of the Business.

(i) **(Auditors)** Appoint or remove the Company's auditors.

(j) **(Assets)** Acquire or dispose of an asset or assets (either tangible or intangible) having a value of $100,000 or more, except in accordance with the Business Plan.

(k) **(Capital expenditure)** Incur any single item of capital expenditure of more than $100,000 in a Financial Year (except in accordance with the Business Plan) or of an amount that varies more than 10% from the budgeted capital expenditure in the Business Plan for that Financial Year.

(l) **(Related Party Transactions)** Enter into, materially vary or terminate, an agreement or arrangement (including any loan or other arrangement for the provision of financial assistance to a Director or an associate of a Director) with:

(i) a Director or an associate of a Director; or

(ii) a Shareholder or an Affiliate of a Shareholder,

with a value in excess of $25,000, except in accordance with the Business Plan or other policy of the Company that has been approved by Directors Majority Decision.

(m) **(Reorganisation Event)** Undertake or undergo a Reorganisation Event.

(n) **(Finance and operating leases)** Enter into a finance or operating lease costing more than $100,000 per annum, except in accordance with the Business Plan.

(o) **(Loans)** Make a loan, provide credit or other financial accommodation, to a person of a value in excess of $25,000, except in the ordinary course of business or in accordance with the Business Plan.

(p) **(Dividends)** Change the dividend or distribution policy of the Company.

(q) **(Joint Ventures)** Entering into any joint ventures or partnerships.

(r) **(Retail Stores)** Opening or closing any retail stores.

(s) **(Material Contracts)** Entering into or terminating any contract with a total or annual value in excess of $250,000.

(t) **(Bank Accounts)** Opening or closing any bank accounts.

(u) **(Litigation)** Entering into or settling any litigation in excess of $50,000.

Schedule 3 – Shareholders' Majority Decisions (clause 8.2)

(a) **(New Directors)** Appoint a Director (except in accordance with paragraph 1 of Schedule 1).

(b) **(Bonuses)** Pay any executive, profit or other bonus to a Director.

(c) **(Company's constitution)** Alter the Company's constitution (subject to the Corporations Act).

(d) **(Trade Sale or disposal of Business)** Sell the main operating Subsidiaries, all or a substantial part of the Business or all or substantially all of the assets of the Company or the Group.

(e) **(Winding up)** Take a step to dissolve or wind up the Company or any member of the Group.

(f) **(Change in Nature of Business)** Stop carrying on, or materially alter the scale of operations of, the Business or start any business or operational activities (except the Business).

(g) **(Listing)** Apply to a stock exchange for a listing or for quotation of Shares.

Schedule 4 - Financial and other reporting (clause 10.1)

1. Monthly

Within 10 Business Days after the end of each month, unaudited management accounts for the preceding month comprising:

(a) commentary on the operational and financial position for the preceding month, including any variation between the actual results and those forecast in the Business Plan;

(b) a profit and loss account and cash flow statement for the preceding month; and

(c) a balance sheet as at the end of the preceding month.

2. Quarterly

Within 10 Business Days after the end of each calendar quarter, unaudited quarterly management accounts for the preceding quarter, including (at least):

(a) commentary on the financial performance for the preceding quarter;

(b) a quarterly management report on any variations from the Business Plan;

(c) a profit and loss statement and cash flow statement for the preceding quarter; and

(d) a balance sheet as at the end of the preceding quarter.

3. Annual

Within 2 calendar months after the end of each Financial Year, audited financial statements (including consolidated profit and loss accounts, balance sheets and cash flow statements) for the Financial Year.

4. Minutes

(a) Within 10 Business Days after each Board Meeting, minutes of the Board Meetings.

(b) Within 10 Business Days after each meeting of Shareholders, minutes of the meeting.

5. Offer information

Full details of any offer received by the Company to buy:

(a) Shares;

(b) an interest in a Subsidiary;

(c) all or a substantial part of the Business; or

(d) all or substantially all of the assets of the Group.

The information must be given as soon as the offer is received.

Schedule 5 - Deed of Accession (clause 17)

Deed of Accession

Date

By

[*Acceding Party's name*] of [*Acceding Party's address*] (**Acceding Party**)

Background

This deed is supplemental to a shareholders agreement between Florsheim Australia Pty Ltd and others, dated [*date*] January 2009 (**Shareholders Agreement**).

Terms

1. The Acceding Party confirms it has been given a copy of the Shareholders Agreement.
2. The Acceding Party covenants with the parties to the Shareholders Agreement (whether original or by accession) to observe, perform and be bound by the terms of the Shareholders Agreement to the intent and effect that the Acceding Party is taken from the date on which the Acceding Party is registered as a Shareholder of the Company to be a party to the Shareholders Agreement.
3. The address of the Acceding Party for the purposes of the Shareholders Agreement is, until substituted in accordance with the Shareholders Agreement:

   [*Acceding Party's address*]
4. This deed is governed by the law of Victoria, Australia.

EXECUTED as a deed.

Signing page

EXECUTED as an agreement.

Executed by **Florsheim Australia Pty Ltd**

Signature of sole director

David Mayne Venner

Name of sole director (print)

Executed by **Seraneuse Pty Limited as trustee for the Byblos Trust**

Signature of sole director

David Mayne Venner

Name of sole director (print)

Executed by **Weyco Group, Inc.** by a duly authorised officer in the presence of

Signature of witness

Signature of officer

Name of witness (print)

Name of officer (print)

Signing page

EXECUTED as an agreement.

Executed by Florsheim Australia Pty Ltd

Signature of sole director ←

Name of sole director (print)

Executed by Seraneuse Pty Limited as trustee for the Byblos Trust

Signature of sole director ←

Name of sole director (print)

Executed by Weyco Group, Inc. by a duly authorised officer in the presence of

Signature of witness ← Signature of officer

Thomas W. Florsheim Jr

Name of witness (print)

JOHN WITTKOWSKE

Name of officer (print)